UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 1, 2015

Vitamin Shoppe, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34507	11-3664322
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

2101 91st Street

North Bergen, New Jersey 07047

(Address of Principal Executive Offices, including Zip Code)

(201) 868-5959

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The information contained in Item 5.02 is incorporated by reference in this Item 1.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;

Compensatory Arrangements of Certain Officers.

On January 1, 2015, Vitamin Shoppe, Inc., a Delaware Corporation (the “Parent”) and Vitamin Shoppe Industries Inc., a New York Corporation (the “Company”) entered in an Employment and Non-Competition Agreement (the “Agreement”) with Richard Markee, in his continuing capacity as Executive Chairman of the Board of Directors of the Company (the “Executive”) effective as of January 1, 2015 for a period of one year (the “Term”). The Agreement supersedes any previous Employment and Non-Competition Agreements between the Company and the Executive.

During the Term of the Agreement, the Company shall pay the Executive an annual base salary of four hundred thousand dollars ($400,000), an annual cash bonus of sixty percent (60%) of the Executive’s then current base salary seventy five percent (75%) of the target bonus (sixty percent (60%) of current base salary) will be determined pursuant to the Company’s then current Management Incentive Program (“MIP”) and twenty-five percent (25%) of the target bonus (sixty percent (60%) of current base salary) will be based on the Executive’s personal performance and achievement of objectives as determined by the Company’s Board of Directors in their sole discretion and the Executive shall also be granted a Restricted Stock Award (“RSA”) in the amount equal to his Annual Base Salary of four hundred thousand dollars ($400,000). The number of shares to be awarded will be calculated based on the closing price of the shares as of the close of business on January 2, 2015, and rounded down to the nearest whole number of shares. On the first business day immediately following January 1, 2016, the Executive will vest in fifty percent (50%), rounded down to whole shares if necessary, of the January 1, 2015 award and he will vest in the remaining portion of the grant on the first business day immediately following January 1, 2017 other fringe benefits including . In addition to the compensatory benefits, The Executive will be entitled to participate, in accordance with the provisions thereof, in any health and life insurance and other benefit plans and programs made available by the Company.

The Executive’s term of employment under this Agreement may be earlier terminated as follows (as well as automatically upon expiration of the Term):

(a) At the Executive’s Option or Upon Expiration of the Term. In either such event, the Executive shall be entitled to no termination benefits from and after the termination of his employment, except as provided in the terms of the Agreement. Should the termination of the Executive’s employment occur upon the expiration of the Term, the Executive shall also be entitled to an annual cash bonus in accordance to the terms of the Agreement and retiree medical coverage to the extent provided in the Agreement.

(b) At the Election of the Company for Reasons Other than With Cause. Upon termination other than for cause during his term as Executive Chairman, the Company shall pay the Executive through the remaining Term of the Agreement. The Executive shall also receive a pro rata portion of the annual cash bonus opportunity which will be calculated by multiplying the target bonus amount by a fraction, the numerator of which is the number of full calendar months served during the Term of this Agreement as Executive Chairman and the denominator of which is twelve (12). The Executive shall also be eligible to receive the medical benefits and all unvested portion of the RSA to which the Executive was eligible shall continue to vest on the schedule set forth in the Agreement provided that the Executive does not compete with the Company during any balance of the twenty-four month non-competition period.

(c) At the Election of the Executive for Certain Reasons. The Executive may terminate his employment upon written notice to the Company if, upon the occurrence of a Change in Control, as defined in the Parent’s 2009 Equity Incentive Plan, or within two years after a Change in Control, the Executive experiences an Adverse Change in Status, as defined in the Policy, without his written consent, which is not remedied within thirty (30) days after which the Executive gives written notice to the Board of Directors of the same. In order to exercise his right to terminate his employment under Section 5(D) of the Agreement, the Executive must provide written notice to the Board of Directors within ninety (90) days of such change and if the change is not remedied must terminate within two years of such change. In the event the Executive exercises his right to terminate his employment under this Section 5(D), the Company shall: (i) Pay to the Executive his base salary through the remaining Term of the Agreement which shall expire on December 31st of the year of termination; (ii) Pay to the Executive a pro rata portion of the annual cash bonus opportunity which will be calculated by multiplying the target bonus amount by a fraction, the numerator of which is the number of full calendar months served during the Term of this Agreement as Executive Chairman and the denominator of which is twelve (12). The Executive will not be entitled to any unvested portion of the RSA issued pursuant to the terms of the Agreement; and (iii) Provide medical benefits pursuant to the terms of the Agreement.

(d) Disability of the Executive. In the event that the Executive’s employment is terminated pursuant to the terms of the Agreement, the Executive shall be entitled to receive (i) a pro rata portion of his base compensation for the calendar year in which the disability occurs which will be dependent upon the amount of time that the Executive was able to perform his duties for the Company, (ii) for the calendar year in which the Executive’s employment is terminated due to disability, the pro rata amount of the annual cash bonus calculated by multiplying the target bonus amount by a fraction, the numerator of which is the number of full calendar months served during the Term of this Agreement as Executive Chairman and the denominator of which is twelve (12), and (iii) the entirety of any unvested portion of the RSA, which shall vest in accordance with the Agreement.

(e) Executive’s Death. In the event that the Executive’s employment is terminated pursuant to the terms of the Agreement, the Executive’s estate shall be entitled to receive (i) a pro rata portion of his base compensation for the calendar year in which he died which will be dependent upon the amount of time that the Executive was able to perform his duties for the Company prior to his death, (ii) for the calendar year in which the Executive dies, the pro rata amount of the Annual Cash Bonus calculated by multiplying the target bonus amount by a fraction, the numerator of which is the number of full calendar months served during the Term of this Agreement as Executive Chairman and the denominator of which is twelve (12); and (iii) the entirety of any unvested portion of the RSA. Such equity will immediately vest and become unrestricted upon the Executive’s date of death.

(f) Accrued and Unpaid Base Salary. If the Executive’s employment is terminated pursuant to provisions in Section 5 of the Agreement, the Executive (or his estate) shall be entitled to receive any and all accrued but unpaid Base Salary earned through the date of termination by the Executive pursuant to the terms of this Agreement.

(g) Retiree Medical Benefits. Upon termination of the Executive’s employment, he and his covered dependents shall be eligible for continued medical coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, to the same extent, and under the same conditions, as applicable to other employees of the Company who terminate employment. Subject to termination of the Executive’s employment under circumstances described in the Agreement, the Company will reimburse (subject to applicable tax withholding) the Executive (or his surviving spouse, if applicable) for the excess of the amount the Executive (or his surviving spouse, if applicable) has paid for such COBRA coverage over the same rate as paid by similarly situated employees from time to time for non-COBRA coverage subject to certain provisions described in the Agreement. The foregoing description of the Agreement is only a summary and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Disclosure Regarding Forward-Looking Statements:

This Current Report on Form 8-K contains statements that do not directly or exclusively relate to historical facts. As a general matter, forward-looking statements are those focused upon anticipated events or trends and expectations and beliefs relating to matters that are not historical in nature. The words “believe,” “expect,” “plan,” “intend,” “estimate” or “anticipate” and similar expressions, as well as future or conditional verbs such as “will,” “should,” “would,” and “could,” often identify forward-looking statements. Such forward-looking statements, and any statements that are not purely historical in nature, are subject to uncertainties and factors relating to our operations and business environment, any of which are difficult to predict and many of which are beyond our control. These uncertainties and factors could cause actual results to differ materially from those matters expressed in or implied by such forward-looking statements.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Employment Agreement, effective January 1, 2015, by and between Vitamin Shoppe, Inc. and Vitamin Shoppe Industries Inc. and Richard Markee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VITAMIN SHOPPE, INC.

By:	/s/ Jean W. Frydman
Name:	Jean W. Frydman
Title:	Senior Vice President, General Counsel and Secretary

Dated: January 7, 2015